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                                                                     EXHIBIT 5.1


                              DICKINSON WRIGHT PLLC
                         500 WOODWARD AVENUE, SUITE 4000
                             DETROIT, MICHIGAN 48226
                            TELEPHONE (313) 223-3500
                            FACSIMILE (313) 223-3598


                                 August 2, 1999

Mercantile Bank Corporation
216 North Division
Grand Rapids, Michigan 49503

Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         In connection with the Registration Statement on Form SB-2 filed by Mercantile Bank Corporation (the "Company") and MBWM Capital Trust I ( the "Trust") with the Securities and Exchange Commission on or about August 2, 1999 relating to a public offering by the Trust of up to 1,600,000 Cumulative Preferred Securities (the "Preferred Securities"), please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

         2. The Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when executed, authenticated, issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of the Company enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity whether applied in an action at law or a suit in equity.

         Capitalized terms used herein shall have the definitions given to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Material Federal Income Tax Consequences" and "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                                   Very truly yours,


                                                   /s/ DICKINSON WRIGHT PLLC